UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2026

DUKE Robotics Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-43295	47-3052410
(Commission File Number)	(IRS Employer Identification No.)

10 HaRimon Street, Mevo Carmel Science and Industrial Park, Israel	2069203
(Address of Principal Executive Offices)	(Zip Code)

+972-054-5707050

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	DUKR	The Nasdaq Stock Market LLC
Warrants, each to purchase one share of common stock	DUKRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2026, the Board of Directors (the “Board”) of Duke Robotics Corp. (the “Company”) approved the appointment of Mr. Avi Levin as the Company’s Chief Financial Officer, effective as of October 1, 2026. Effective upon Mr. Levin’s appointment as Chief Financial Officer on October 1, 2026, Mr. Shlomo Zakai will cease serving as the Company’s Chief Financial Officer.

Mr. Levin, age 51, previously served as Chief Financial Officer of RAD Data Communications from 2023 to 2025. Prior to joining RAD Data Communications, Mr. Levin served as Chief Financial Officer for BlackSwan Technologies from 2021 to 2023 and as Chief Financial Officer for Ability Inc. from 2015 to 2020. Mr. Levin holds a Master of Business Administration from New York University Stern School of Business, a Bachelor of Arts from Ben Gurion University and is a Certified Public Accountant in both the United States and Israel.

In connection with Mr. Levin’s appointment, the Company entered into a Personal Employment Agreement with Mr. Levin (the “Employment Agreement”), pursuant to which Mr. Levin will serve as Chief Financial Officer of the Company and its subsidiaries. Mr. Levin’s employment will commence on October 1, 2026. The Employment Agreement may be terminated by either the Company or Mr. Levin upon one (1) month prior written notice during the initial six (6) months of the employment term, and upon two (2) months prior written notice thereafter. Mr. Levin will also be subject to standard confidentiality, intellectual property assignment and non-compete provisions. Pursuant to the Employment Agreement, Mr. Levin will receive a gross monthly base salary of NIS 52,250 (approximately $17,227), and a gross monthly expense allowance of NIS 2,500 (approximately $824). In addition, Mr. Levin will be eligible to receive an annual performance bonus of up to eight monthly salaries subject to the discretion of the Board. The Company will also contribute towards severance compensation, pension fund and study fund.

In connection with Mr. Levin’s appointment, the Board has approved the future grant of stock options to purchase up to 35,000 shares of common stock of the Company. The options will be granted pursuant to the Company’s 2021 Equity Incentive Plan and the terms of the Employment Agreement. The options will have a term of six (6) years, vest over a period of three (3) years, with one-third (33.33%) vesting on the first anniversary of the grant date and the remaining unvested options vesting quarterly over the following 24 months. The exercise price will be equal to the average closing price of the Company’s common stock over the thirty (30) trading days immediately preceding the applicable grant date.

There are no family relationships between Mr. Levin and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Levin and any other person pursuant to which he was selected as an officer of the Company. Mr. Levin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On September 17, 2026, the Company issued a press release announcing Mr. Levin’s appointment as Chief Financial Officer. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Personal Employment Agreement, dated September 15, 2026, by and between Duke Robotics Corp. and Avi Levin.
99.1	Press Release dated September 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ROBOTICS CORP.

Date: September 17, 2026	By:	/s/ Yiftach Kleinman
Yiftach Kleinman
Chief Executive Officer

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